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                                                          Exhibit 16(a)(23)(a)


                        CONSENT OF INDEPENDENT AUDITORS


The Shareholder and Board of Directors
Aetna Insurance Company of America:

     We consent to the use of our reports included herein or incorporated by reference and to the reference to our Firm under the heading "Experts" in the Propsectus.

     Our reports refer to a change in 1993 in the Company's methods of accounting for certain investments in debt and equity securities.


                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------------
                                       KPMG Peat Marwick LLP

Hartford, Connecticut
October 20, 1995